UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

    EDGAR ONLINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

On November 2, 2010, EDGAR Online, Inc. mailed to the beneficial holders of its common shares the following letter regarding its upcoming meeting of stockholders scheduled for November 18, 2010.

EDGAR® Online, Inc.

50 Washington Street

Norwalk, CT 06854

November 2, 2010

You recently received proxy materials in connection with the 2010 Annual Meeting of Stockholders of EDGAR Online, Inc. to be held on Thursday, November 18, 2010 and, according to our records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

EDGAR Online, Inc. is asking stockholders to vote on Proposal 1: To approve the issuance of shares of common stock and Series C preferred stock pursuant to the Agreement and Plan of Merger with UBmatrix, Inc.; Proposal 2: To approve the issuance of shares of Series C preferred stock pursuant to the Series C Preferred Stock Purchase Agreement; Proposal 3: To consider and act upon an adjournment of the Annual Meeting, if necessary, if there are not sufficient votes in favor of the other Proposals; Proposal 4: To elect four directors to serve on the Board of Directors; Proposal 5: To amend the 2005 Stock Award and incentive Plan; Proposal 6: To amend the Certificate of Incorporation to increase the number of authorized shares of common stock; and Proposal 7: To approve and ratify BDO USA, LLP as independent auditors. You should refer to the proxy materials previously mailed to you for additional information on these matters.

The Board of Directors unanimously recommends a “FOR” vote on the proposals referenced above. Also, because Proposal 6 — to amend EDGAR Online, Inc.’s Certificate of Incorporation — requires an affirmative vote of a majority of the outstanding shares eligible to vote, by not responding to this solicitation you are essentially casting your vote “Against” this proposal.

Therefore, regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting. Your vote matters to us and we need your support.

Please vote your common shares now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

•	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

•	VOTE VIA THE INTERNET: You may cast your vote by logging onto the Internet website identified on the enclosed proxy voting form and following the instructions on the screen.

•	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

Where You Can Find More Information

In connection with the above-described proposals, EDGAR Online filed a definitive proxy statement with the SEC on October 20, 2010 and a definitive proxy statement and form of proxy, as well as additional proxy materials, were mailed to EDGAR Online’s stockholders beginning on or about this date. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposals because it will contain important information about the proposals. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations Department at (203) 852-5660.

Participants in the Solicitation

EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposals will be set forth in the proxy statement when it is filed with the SEC. You can find information about EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2010 annual meeting of stockholders, filed with the SEC on October 20, 2010. Free copies of this document may be obtained from EDGAR Online as described above.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.